EXHIBIT 99.1

FortuNet, Inc. Announces Resignation of CFO

LAS VEGAS, Jan. 5, 2009 (GLOBE NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) announced today that Kevin A. Karo, its Chief Financial Officer, will resign as the Company's Chief Financial Officer effective immediately. The Company's Chief Executive Officer, Yuri Itkis, will assume the additional duties of the Chief Financial Officer.

CONTACT:  FortuNet, Inc.
          Investor Contact:
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com